Exhibit 99.1

Media Contact:

Quiana Pinckney

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply, Inc. Announces Fiscal 2012 First-Quarter Results

Reports Eighth Consecutive Quarter of Year-over-Year Revenue Growth

•	Net sales increased 14.2 percent to $1.8 billion

•	Operating income improved $35 million to $43 million

•	Adjusted EBITDA increased 38.5 percent to $133 million

•	$732 million of liquidity

ATLANTA, GA – June 7, 2012 – HD Supply, Inc. today reported net sales for the fiscal 2012 first quarter ended April 29, 2012 of $1.8 billion, an increase of $228 million, or 14.2 percent, as compared to the first quarter of fiscal 2011. Gross profit for the first quarter of fiscal 2012 increased by $63 million, or 13.7 percent, to $523 million compared to $460 million for the first quarter of fiscal 2011. Gross profit for the first quarter of fiscal 2012 was 28.5 percent of net sales versus 28.6 percent of net sales for the first quarter of fiscal 2011.

Business and Financial Highlights

Highlights during the fiscal 2012 first quarter included:

•

The refinancing of nearly $4 billion in outstanding indebtedness. The debt refinancing effectively extended the maturity dates of the senior portion of the Company’s debt structure to the years 2017 through 2020. The Company now has no significant debt maturities until its 13.5% Senior Subordinated Notes mature in mid-2015.

•

The completion of the sale of the Industrial Pipes, Valves and Fittings (“IPVF”) business to Shale-Inland Holdings, LLC for proceeds of approximately $469 million, subject to a customary working capital adjustment. Upon closing, the Company received cash proceeds of approximately $464 million, net of $5 million of transaction costs.

•	Net sales and Adjusted EBITDA growth in all four of its core businesses: Facilities Maintenance, Waterworks, Utilities/Electrical, and White Cap.

“I am exceptionally proud of our associates’ strong execution and focus on customer success,” stated Joe DeAngelo, CEO of HD Supply. “As a result of our team’s dedication and performance excellence, we’ve had eight consecutive quarters of year-over-year sales growth. We have outstanding sales and EBITDA momentum in all of our businesses and have an uncompromised focus on growing our market share in our core leadership businesses. We’ve positioned HD Supply for future success by delivering quality products, providing outstanding customer service and strengthening our industry-leading businesses.”

Mr. DeAngelo added, “As a result of the debt refinancing and sale of our IPVF business, we have added financial strength and flexibility to invest in future growth initiatives and explore future niche acquisition opportunities that will grow our portfolio and continue to enhance market share.”

Operating income for the first quarter of fiscal 2012 was $43 million, an improvement of $35 million compared to operating income of $8 million for the first quarter of fiscal 2011. The improvement in operating income reflects sales growth of 14.2 percent and an approximately 190 basis point decline in operating expenses as percent of net sales despite inflationary pressures such as increased medical and fuel costs.

Loss from continuing operations for the first quarter of fiscal 2012 was $376 million, which included a $220 million loss on extinguishment of debt. Excluding the loss on extinguishment of debt, the loss from continuing operations for the first quarter of fiscal 2012 improved $13 million as compared to the first quarter of fiscal 2011.

Adjusted EBITDA for the first quarter of fiscal 2012 increased 38.5 percent to $133 million from $96 million in the first quarter of fiscal 2011. Adjusted EBITDA for the first quarter of fiscal 2012 increased to 7.2 percent of net sales versus 6.0 percent of net sales for the first quarter of fiscal 2011. The increase in the Adjusted EBITDA rate reflects our continued focus on operating efficiency and the leveraging of fixed costs through sales volume increases. The company presents Adjusted EBITDA to provide additional information to evaluate its operating performance and its ability to service its debt. Reconciliations of GAAP measures to non-GAAP Adjusted EBITDA are included at the end of this press release.

In accordance with accounting principles generally accepted in the United States of America, all prior period Consolidated Statements of Operations presented have been revised to reflect the results of the IPVF operations and the gain on the sale of the business as a discontinued operation. HD Supply’s fiscal 2011 quarterly results, revised to reflect IPVF as a discontinued operation, are included at the end of this press release.

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distribution companies in North America. Through a diverse portfolio of industry-leading businesses and more than 80 years of experience, the company provides a broad range of products and services to approximately 440,000 professional customers in the infrastructure and energy, maintenance, repair and improvement, and specialty construction markets. With approximately 640 locations across 45 states and nine Canadian provinces, the company’s 14,000 associates provide localized, customer-driven services including jobsite delivery, will call or direct-ship options, diversified logistics and innovative solutions that contribute to its customers’ success.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our annual report on Form 10-K for the year ended January 29, 2012, filed on March 23, 2012 with the Securities & Exchange Commission (“SEC”), which can be found at the SEC’s website www.sec.gov, each of which is specifically incorporated into this press release. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

HD SUPPLY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in millions, unaudited

	Three Months Ended
	April 29, 2012	May 1, 2011
Net Sales	$1,836	$1,608
Cost of sales	1,313	1,148

Gross Profit	523	460
Operating expenses:
Selling, general and administrative	397	370
Depreciation and amortization	83	82

Total operating expenses	480	452

Operating Income	43	8

Interest expense	166	158
Loss on extinguishment of debt	220	—
Other (income) expense, net	—	(1)

Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	(343)	(149)
Provision (benefit) for income taxes	33	20

Income (Loss) from Continuing Operations	(376)	(169)
Income (loss) from discontinued operations, net of tax	16	5

Net Income (Loss)	$(360)	$(164)

HD SUPPLY, INC.

CONSOLIDATED BALANCE SHEETS

Amounts in millions, unaudited

	April 29, 2012	January 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$125	$111
Receivables, less allowance for doubtful accounts of $26 and $32	970	1,002
Inventories	917	1,108
Deferred tax asset	30	58
Other current assets	50	47

Total current assets	2,092	2,326

Property and equipment, net	370	398
Goodwill	3,151	3,151
Intangible assets, net	587	735
Other assets	122	128

Total assets	$6,322	$6,738

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$818	$714
Accrued compensation and benefits	94	140
Current installments of long-term debt	8	82
Other current liabilities	216	378

Total current liabilities	1,136	1,314

Long-term debt, excluding current installments	5,504	5,380
Deferred tax liabilities	109	111
Other liabilities	353	361

Total liabilities	7,102	7,166

Stockholder’s equity (deficit):
Common stock, par value $0.01; authorized 1,000 shares; issued and outstanding 1,000 shares at April 29, 2012 and January 29, 2012	—	—
Paid-in capital	2,685	2,680
Accumulated deficit	(3,464)	(3,106)
Accumulated other comprehensive income (loss) – cumulative foreign currency translation adjustment	1	(2)

Total stockholder’s equity (deficit)	(780)	(428)

Total liabilities and stockholder’s equity (deficit)	$6,322	$6,738

Non-GAAP Financial Measures

To provide clarity, internally and externally, about HD Supply’s operating performance for the recently completed fiscal quarter, HD Supply supplemented its reporting of loss from continuing operations with non-GAAP measurements, including Adjusted EBITDA. This supplemental information should not be considered in isolation or as a substitute for the GAAP measurements. Additional information regarding the Adjusted EBITDA referred to in this press release is included in our filings with the SEC, including a Current Report on Form 8-K filed concurrently with the issuance of this press release.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure under U.S. GAAP, to EBITDA and Adjusted EBITDA for the periods presented (amounts in millions).

	Three Months Ended
	April 29, 2012	May 1, 2011
Net income (loss)	$(360)	$(164)
Less income (loss) from discontinued operations, net of tax	16	5

Income (loss) from continuing operations	(376)	(169)

Interest expense, net	166	158
Provision (benefit) from income taxes	33	20
Depreciation and amortization	83	83

EBITDA	(94)	92

Adjustments to EBITDA:
Loss on extinguishment of debt	220	—
Other (income) expense, net (i)	—	(1)
Stock-based compensation (ii)	5	4
Management fee & related expenses paid to Equity Sponsors (iii)	1	1
Other	1	—

Adjusted EBITDA	$133	$96

(i)	Represents the gains/losses associated with the changes in fair value of interest rate swap contracts not accounted for under hedge accounting and other non-operating income/expense.
(ii)	Represents the non-cash costs for employee stock options.
(iii)	The company entered into a management agreement whereby the company pays the Equity Sponsors a $5 million annual aggregate management fee. In addition, the company reimburses certain Equity Sponsor expenses.

HD SUPPLY, INC.

FISCAL 2011 QUARTERLY RESULTS

REVISED TO REFLECT IPVF AS A DISCONTINUED OPERATION

Dollars in millions	Q1-11	Q2-11	Q3-11	Q4-11	Fiscal 2011
Net Sales	$1,608	$1,875	$1,893	$1,652	$7,028
Cost of Sales	1,148	1,342	1,358	1,166	5,014

Gross Profit	460	533	535	486	2,014
Operating Expenses:
Selling, General & Administrative	370	385	389	388	1,532
Depreciation & Amortization	82	82	81	82	327

Total Operating Expenses	452	467	470	470	1,859
Operating Income	8	66	65	16	155
Interest Expense	158	159	160	162	639
Other (income) expense, net	(1)	—	—	1	—

Income (loss) from continuing operations before income taxes	(149)	(93)	(95)	(147)	(484)
Income Tax (Benefit) Expense	20	15	24	20	79

Income (Loss) from continuing operations	(169)	(108)	(119)	(167)	(563)
Income (loss) from discontinued operations, net of tax	5	7	14	(6)	20

Net Income (Loss)	$(164)	$(101)	$(105)	$(173)	$(543)

EBITDA	$92	$148	$147	$97	$484
Adjusted EBITDA	$96	$155	$155	$102	$508

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

Dollars in millions	Q1-11	Q2-11	Q3-11	Q4-11	Fiscal 2011

Net Income (Loss)	$(164)	$(101)	$(105)	$(173)	$(543)
Less income (loss) from discontinued operations, net of tax	5	7	14	(6)	20

Income (loss) from continuing operations	(169)	(108)	(119)	(167)	(563)
Interest expense, net	158	159	160	162	639
Provision (benefit) for income taxes	20	15	24	20	79
Depreciation and amortization	83	82	82	82	329

EBITDA	92	148	147	97	484

Adjustments to EBITDA
Other (income) expense, net (i)	(1)	—	—	1	—
Stock-based compensation (ii)	4	5	7	4	20
Management fee & related expenses paid to Equity Sponsors (iii)	1	2	1	1	5
Other	—	—	—	(1)	(1)

Adjusted EBITDA	$96	$155	$155	$102	$508

(i)	Represents the gains/losses associated with the changes in fair value of interest rate swap contracts not accounted for under hedge accounting and other non-operating income/expense.
(ii)	Represents the non-cash costs for employee stock options.
(iii)	The company entered into a management agreement whereby the company pays the Equity Sponsors a $5 million annual aggregate management fee. In addition, the company reimburses certain Equity Sponsor expenses.